UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Hubei Pharmaceutical Group, Ltd.

(Name of Registrant as Specified In Its Charter)

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HUBEI PHARMACEUTICAL GROUP, LTD.
410 Park Avenue, 15th Floor
New York, NY 10022
(604) 881-2899

INFORMATION STATEMENT
INTRODUCTION

This Information Statement is being mailed or otherwise furnished to shareholders of Hubei Pharmaceutical Group, Ltd., a Nevada corporation (the “Company”), on or about December 10, 2004, in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares entitled to vote at a meeting of shareholders to approve an amendment to our Articles of Incorporation, as amended, substantially in the form attached as Exhibit “A” to this Information Statement (the “Amendment”).

The purpose of the Amendment is to effect a change of the name of the Company to Amersin Life Sciences Corporation.

Our Board of Directors approved the Amendment on November 12, 2004, and recommended that the Amendment be approved by our shareholders. The Amendment requires the approval of holders of a majority of the shares entitled to vote at a shareholder meeting. Under Nevada law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. On November 18, 2004, holders of a majority of the voting capital stock acted by written consent to approve the Amendment. This Information Statement is furnished solely for the purpose of informing our shareholders of these actions in the manner required by Regulation 14C promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Shareholders of record at the close of business on November 18, 2004, (the “Record Date”), are entitled to receive this Information Statement. As the Amendment has been duly approved by shareholders holding a majority of our voting capital stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The Amendment will become effective when filed with the Secretary of State of the State of Nevada. The filing of the Amendment will not occur nor will the Name Change be consummated or become effective until at least 20 days after the initial mailing of this Information Statement.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our voting capital stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is December 10 , 2004

____________________

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AMENDMENT TO ARTICLES OF INCORPORATION,
AS AMENDED, TO EFFECT A NAME CHANGE OF THE COMPANY

On November 12, 2004, our Board of Directors voted to authorize and recommend that our shareholders approve the Amendment and effect a change of our corporate name to Amersin Life Sciences Corporation (“Name Change”). On November 18, 2004, shareholders representing a majority of our voting capital stock outstanding consented in writing to the Amendment.

The Name Change will become effective upon filing of the Amendment with the Secretary of State of the State of Nevada, but our Board of Directors reserves the right to not make such filing if it deems it appropriate not to do so.

Purpose and Effect of the Amendment

Our Articles of Incorporation currently specify our name as “Hubei Pharmaceutical Group, Ltd.” The Board of Directors has proposed an amendment to the Articles of Incorporation to change the Company’s name to “Amersin Life Sciences Corporation,” and the shareholders have approved this proposal. Upon effectiveness of the Amendment, Article 1 of the Company’s Articles of Incorporation will be amended to read in its entirety as follows:

NAME OF CORPORATION: Amersin Life Sciences Corporation.

The current name was acquired in connection with the Company’s acquisition in March 2003 of a joint venture interest in Hubei Pharmaceutical Co. Ltd. (“Hubei”). The Company subsequently acquired a controlling interest in Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., and disposed of its interest in Hubei in September 2004. Therefore, the Board of Directors believes that the current name is no longer the best representation of our business as it exists today. The Board believes the Name Change will more closely reflect our business and diversification plans. Under its new name, we intend to expand our interests in the Chinese pharmaceutical sector to cover various facets of pharmaceutical life sciences ranging from raw materials through dosage form production, distribution and, in some specialized domestic markets, dispensing.

Manner of Effecting the Name Change

The Name Change will be effective by the filing of a Certificate of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada. The Name Change will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the “Effective Date”).

Our shares currently trade on the OTC Bulletin Board under the trading symbol HBEI. As soon as practicable after the Effective Date, we will take action to change the trading symbol for our Common Stock. Stock certificates representing Common Stock issued prior to the effective date of the Name Change will continue to represent the same number of shares, will remain valid, and will not be required to be returned to us or our transfer agent for reissuance.  New stock certificates issued upon a transfer of shares of Common Stock after the effective date of the Name Change will bear the name “Amersin Life Sciences Corporation” and will have a new CUSIP number.  Delivery of existing certificates will continue to be accepted in transactions made by a shareholder after the corporate name is changed.

After this Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and mailed to all holders of record of the our shares, and upon the expiration of all applicable waiting and review periods under the Exchange Act, we will file a Certificate of Amendment to our Articles of Incorporation effecting the Name Change.

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No Rights of Appraisal

Under the laws of the State of Nevada, shareholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

Vote Required

The Amendment requires the approval of the holders of a majority of the shares entitled to vote at a shareholder meeting on November 18, 2004. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 32,036,885 shares of our Common Stock outstanding as of November 18, 2004. On that date, shareholders representing 21,583,666 shares (67.4%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company regarding the beneficial ownership as of November 18, 2004 of the Company’s common stock by (a) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding common stock of the Company, (b) each director of the Company, (c) each executive officer, and (d) all directors and executive officers of the Company as a group.

Name and Address (1) Of Beneficial Owner	Shares (2) Beneficially Owned	Percent (3) of Voting Shares

Current Directors and Executive Officers:
Reid Li	4,340,000 (4)	13.2%
Eric Fletcher	1,500,000 (5)	4.6%

All current directors and executive officers as a group (2 persons)	5,840,000	17.6%

Other Beneficial Owners:

Cui Jing (6)	8,000,000	25.0%
Kerrislane Capital Corp. (7)	2,200,000	6.9%
Yu Zuo Laing (8)	2,000,000	6.2%

(1) Except as noted below, the business address of the current directors and executive officers is 410 Park Avenue, 15th Floor, New York, NY 10022.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable within 60 days of November 18, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

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(3) Percentage of beneficial ownership is based upon 32,036,885 voting shares outstanding as of the Record Date.

(4) Includes 750,000 vested stock options. Mr. Li. is also deemed the beneficial owner of 1,000,000 shares held by Red Dot Capital Inc., and the 1,000,000 shares held by Red Dot Management Inc. because of his power to vote and dispose of those shares.

(5) Includes 475,000 vested stock options. The address of Mr. Fletcher is 38596 - 126 West 3rd Street, N. Vancouver, B.C. Canada V7M1E8.

(6) The address of Mr. Jing is c/o Gregory Yankee Law Corp., 200 - 675 West Hastings Street, Vancouver, B.C. Canada V7L 3G8.

(7) The address of Kerrislane Capital Corp. is Floor #27, Zhi Zao Jui Road, Shanghai, PRC 200011.

(8) The address of Mr. Laing is c/o Gregory Yankee Law Corp., 200 - 675 West Hastings Street.

FORWARD-LOOKING STATEMENTS AND INFORMATION

In addition to historical information, this Information Statement contains forward-looking statements. These forward-looking statements involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the risk factors described in documents we file from time to time with the Securities and Exchange Commission, including our annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this Information Statement. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

By Order of the Board of Directors

H. Y. (Reid) Li
Chairman of the Board
Chief Executive Officer
New York, New York
December 10, 2004

EXHIBIT A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	Above Space is for Office Use Only

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Hubei Pharmaceutical Group, Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

Upon filing of this Certificate of Amendment, Article 1 of the Company’s Articles of Incorporation will be amended to read in its entirety as follows:

NAME OF CORPORATION: Amersin Life Sciences Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 21,583,666 (67.4%).

4. Effective date of filing (optional):

4. Officer Signature (Required):

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE